Exhibit 99.1

Martha Stewart Living Omnimedia Reports Second Quarter 2012 Results

NEW YORK, July 30, 2012 Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter ended June 30, 2012. The Company reported revenue for the second quarter of $47.9 million.

Lisa Gersh, President and Chief Executive Officer, said, “Led by solid performance in merchandising and broadcasting, MSLO’s results were in line with our expectations for the quarter. We anticipated much of the weakness in publishing, and it’s important to note that while our publishing strategy is gaining traction, it will take additional time to yield the targeted results. This will slow our planned return to profitability, but we continue to anticipate improving performance for the Company in 2012.”

Second Quarter 2012 Summary

Revenues were $47.9 million in the second quarter of 2012, compared to $54.9 million in the second quarter of 2011, due to lower revenues in our publishing and broadcasting segments, partially offset by higher merchandising revenues.

Adjusted EBITDA loss for the second quarter of 2012 was $(0.3) million, compared to $(0.6) million in the prior-year period.

Operating loss for the second quarter of 2012 was $(2.9) million compared with $(2.5) million in the prior-year period.

Basic and diluted net loss per share was $(0.04) for the second quarter of 2012, compared to $(0.05) for the second quarter of 2011.

Second Quarter 2012 Results by Segment

Three Months Ended, June 30

(unaudited, in thousands)

	2012	2011
REVENUES
Publishing	$28,806	$34,141
Broadcasting	4,589	7,801
Merchandising	14,489	12,918

Total Revenues	$47,884	$54,860

ADJUSTED EBITDA
Publishing	$(4,610)	$(1,596)
Broadcasting	1,185	(367)
Merchandising	10,343	8,519
Corporate	(7,194)	(7,147)

Total Adjusted EBITDA	$(276)	$(591)

OPERATING (LOSS) / INCOME
Publishing	$(5,015)	$(1,915)
Broadcasting	536	(482)
Merchandising	10,178	8,782
Corporate	(8,584)	(8,871)

Total Operating Loss	$(2,885)	$(2,486)

Publishing

Revenues in the second quarter of 2012 were $28.8 million, compared to $34.1 million in the prior year’s second quarter, due to lower print and digital advertising revenues. The decline was anticipated in part due to the timing of changes in the advertising sales staff.

Adjusted EBITDA loss was $(4.6) million in the second quarter of 2012, compared to $(1.6) million in the prior year’s quarter.

Operating loss was $(5.0) million for the second quarter of 2012, compared to $(1.9) million in the prior year’s quarter.

Recent Highlights

•	According to comScore Unified data, unique visitors across MSLO’s websites increased 17.3% in the quarter compared to the prior-year period.

•	Martha’s American Food, which was published in April, made The New York Times’ Bestseller List in the “Advice, How-to and Miscellaneous” category.

•	Martha Stewart Weddings for the iPad launched on May 21st.

•

Martha Stewart CraftStudio App, MSLO’s first creativity app for iPad, launched in June, and went to #1 in the free Lifestyle App category; it was also an Editor’s Choice in Apple’s App Store and a top free App overall its first week.

Broadcasting

Revenues in the second quarter of 2012 were $4.6 million, compared to $7.8 million in the second quarter of 2011, as anticipated, due to decreased levels of new programming.

Adjusted EBITDA was $1.2 million for the second quarter of 2012, compared to an adjusted EBITDA loss of $(0.4) million in the prior year’s second quarter.

Operating income was $0.5 million for the second quarter of 2012, compared to an operating loss of $(0.5) million in the first quarter of 2011.

Recent Highlights

•	The Martha Stewart Show was nominated for a Daytime Emmy Award in the “Outstanding Lifestyle Program” category.

•	Martha completed shooting the first two seasons of “Martha Stewart’s Cooking School,” which is slated to debut on PBS in October 2012.

Merchandising

Revenues increased 12% to $14.5 million for the second quarter of 2012, as compared to $12.9 million in the prior year’s second quarter, primarily due to sales of the Martha Stewart Home Office line with Avery at Staples, design fees from J.C. Penney and strength in our Martha Stewart Pets line at PetSmart.

Adjusted EBITDA was $10.3 million for the second quarter of 2012, up from $8.5 million in the prior year’s first quarter.

Operating income was $10.2 million for the second quarter of 2012, up from $8.8 million in the first quarter of 2011.

Recent Highlights

•	MSLO strengthened its merchandising leadership team with the additions of Ann Bukawyn, EVP Global Licensing, and Michael Robinson, VP of e-Commerce.

•	The Martha Stewart Living craft furniture line at The Home Depot, developed for The Home Decorator’s Collection, is currently being featured in The Home Depot stores.

•	The Martha Stewart Collection at Macy’s had a solid quarter with strength in textiles.

•	Avery began shipping the Martha Stewart Home Office line of products overseas in advance of the line’s July launch at 137 Staples stores in the UK.

•	Martha Stewart Pets had a robust quarter at PetSmart with ongoing strength in apparel and continued expansion into new categories.

•	Emeril’s performance in the quarter was driven by sales of the chef’s All-Clad cookware line.

Corporate

Adjusted EBITDA was $(7.2) million in the second quarter of 2012 compared to $(7.1) million in the prior year’s quarter. Total Corporate expenses were $(8.6) million, compared to $(8.9) million in the prior year’s second quarter.

The Company will host a conference call with analysts and investors on July 30, 2012 at 8:30am EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through August 13, 2012.

Use of Non-GAAP Financial Information

In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, non-cash equity compensation expense, restructuring charges and other income/(expense) (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods, (v) restructuring charges, which include charges such as employee severance and certain professional fees that do not necessarily reflect ongoing operating performance, and (vi) other income/(expense), which may include non-operational items.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, the success of our alliance with J.C. Penney and benefits from aligning our sales and marketing team and the success of the new team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships or their termination; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended June 30,

(unaudited, in thousands, except share and per share amounts)

	2012	2011
REVENUES
Publishing	$28,806	$34,141
Broadcasting	4,589	7,801
Merchandising	14,489	12,918

Total revenues	47,884	54,860

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	25,585	31,580
Selling and promotion	12,543	13,029
General and administrative	10,846	11,813
Depreciation and amortization	1,018	924
Restructuring charges	777	—

Total operating costs and expenses	50,769	57,346

OPERATING LOSS	(2,885)	(2,486)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	276	(14)
Loss on equity securities	—	(14)
Gain on sale of cost-based investment	400	—
Other-than-temporary loss on cost-based investment	(88)	—

Total other income / (expense)	588	(28)
LOSS BEFORE INCOME TAXES	(2,297)	(2,514)
Income tax provision	(407)	(424)
NET LOSS	$(2,704)	$(2,938)

LOSS PER SHARE – BASIC AND DILUTED
Net loss	$(0.04)	$(0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	67,224,593	54,765,846

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Six Months Ended June 30 ,

(unaudited, in thousands, except share and per share amounts)

	2012	2011
REVENUES
Publishing	$59,636	$68,817
Broadcasting	9,957	15,570
Merchandising	28,122	23,147

Total revenues	97,715	107,534

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	54,390	63,902
Selling and promotion	24,926	27,321
General and administrative	22,664	23,654
Depreciation and amortization	2,025	1,920
Restructuring charges	777	—

Total operating costs and expenses	104,782	116,797

OPERATING LOSS	(7,067)	(9,263)
OTHER INCOME / (EXPENSE)
Interest income / (expense), net	471	(126)
Income on equity securities	—	205
Gain on sales of cost-based investments	1,165	—
Other-than-temporary loss on cost-based investment	(88)	—

Total other income	1,548	79
LOSS BEFORE INCOME TAXES	(5,519)	(9,184)
Income tax provision	(798)	(831)
NET LOSS	$(6,317)	$(10,015)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.09)	$(0.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	67,161,415	54,740,849

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,214	$38,453
Short-term investments	35,317	11,051
Accounts receivable, net	33,023	48,237
Paper inventory	4,214	7,225
Deferred television production costs	1,946	—
Other current assets	3,723	4,858

Total current assets	98,437	109,824

PROPERTY, PLANT AND EQUIPMENT, net	12,367	13,396
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	45,209	45,215
OTHER NONCURRENT ASSETS, net	2,322	2,578

Total assets	$203,442	$216,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$16,579	$23,728
Accrued payroll and related costs	5,519	7,008
Current portion of deferred subscription revenue	14,430	16,018
Current portion of other deferred revenue	7,388	5,147

Total current liabilities	43,916	51,901

DEFERRED SUBSCRIPTION REVENUE	3,744	3,975
OTHER DEFERRED REVENUE	637	2,333
DEFERRED INCOME TAX LIABILITY	6,495	5,874
OTHER NONCURRENT LIABILITIES	5,144	4,090

Total liabilities	59,936	68,173

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Series A Preferred Stock, 1 share issued and outstanding in 2012 and 2011	—	—
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized: 41,086,472 and 40,893,964 shares issued and outstanding in 2012 and 2011, respectively	411	409
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 shares issued and outstanding in 2012 and 2011	260	260
Capital in excess of par value	338,723	336,661
Accumulated deficit	(194,761)	(188,442)
Accumulated other comprehensive loss	(352)	(166)

	144,281	148,722

Less: Class A treasury stock – 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	143,506	147,947

Total liabilities and shareholders’ equity	$203,442	$216,120

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended June 30,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net loss, non-cash equity compensation, depreciation and amortization, restructuring charges, other income/(expense) and income taxes are added back.

	2012	2011
ADJUSTED EBITDA
Publishing	$(4,610)	$(1,596)
Broadcasting	1,185	(367)
Merchandising	10,343	8,519
Corporate	(7,194)	(7,147)

Adjusted EBITDA	(276)	(591)

NON-CASH EQUITY COMPENSATION
Publishing	127	188
Broadcasting	15	2
Merchandising	70	(271)
Corporate	602	1,052

Total Non-Cash Equity Compensation	814	971

DEPRECIATION AND AMORTIZATION
Publishing	185	131
Broadcasting	105	113
Merchandising	14	8
Corporate	714	672

Total Depreciation and Amortization	1,018	924

RESTRUCTURING CHARGES
Publishing	93	—
Broadcasting	529	—
Merchandising	81	—
Corporate	74	—

Total Restructuring Charges	777	—

OPERATING (LOSS) / INCOME
Publishing	(5,015)	(1,915)
Broadcasting	536	(482)
Merchandising	10,178	8,782
Corporate	(8,584)	(8,871)

Total Operating Loss	(2,885)	(2,486)

OTHER INCOME / (EXPENSE)
Interest income / (expense), net	276	(14)
Loss on equity securities	—	(14)
Gain on sale of cost-based investment	400	—
Other-than-temporary loss on cost-based investment	(88)	—

Total other income / (expense)	588	(28)
LOSS BEFORE INCOME TAXES	(2,297)	(2,514)
Income tax provision	(407)	(424)

NET LOSS	$(2,704)	$(2,938)

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Six Months Ended June 30,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net loss, non-cash equity compensation, depreciation and amortization, restructuring charges, other income/(expense) and income taxes are added back.

	2012	2011
ADJUSTED EBITDA
Publishing	$(7,649)	$(3,088)
Broadcasting	(102)	(2,038)
Merchandising	20,029	14,043
Corporate	(14,399)	(13,846)

Adjusted EBITDA	(2,121)	(4,929)

NON-CASH EQUITY COMPENSATION
Publishing	315	327
Broadcasting	31	26
Merchandising	303	11
Corporate	1,495	2,050

Total Non-Cash Equity Compensation	2,144	2,414

DEPRECIATION AND AMORTIZATION
Publishing	365	350
Broadcasting	218	231
Merchandising	23	15
Corporate	1,419	1,324

Total Depreciation and Amortization	2,025	1,920

RESTRUCTURING CHARGES
Publishing	93	—
Broadcasting	529	—
Merchandising	81	—
Corporate	74	—

Total Restructuring Charges	777	—

OPERATING (LOSS) / INCOME
Publishing	(8,422)	(3,765)
Broadcasting	(880)	(2,295)
Merchandising	19,622	14,017
Corporate	(17,387)	(17,220)

Total Operating Loss	(7,067)	(9,263)

OTHER INCOME / (EXPENSE)
Interest income / (expense), net	471	(126)
Income on equity securities	—	205
Gain on sales of cost-based investments	1,165	—
Other-than-temporary loss on cost-based investment	(88)	—

Total other income	1,548	79
LOSS BEFORE INCOME TAXES	(5,519)	(9,184)
Income tax provision	(798)	(831)

NET LOSS	$(6,317)	$(10,015)